UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2010

NEWMONT MINING CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 South Fiddlers Green Circle Greenwood Village, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 863-7414

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 17, 2010, Newmont Mining Corporation (the “Company” or “Newmont”) issued a new release announcing that, in connection with divesture obligations under the Batu Hijau Contract of Work, its subsidiary, Newmont Indonesia Limited, together with Nusa Tenggara Mining Corporation BV (“NTMC”), an affiliate of Sumitomo Corporation (“Sumitomo”), completed the sale of 7% of PT Newmont Nusa Tenggara (“PTNNT”) for the 2009 divestiture to PT Multi Daerah Bersaing (“PTMDB”), a consortium comprised of regional and local governments near the Batu Hijau copper and gold mine in Indonesia, and PT Multicapital, a private company (the “2009 Share Transfer”).

Upon completion of the 2009 Share Transfer, the Company received approximately $129 million in cash, reflecting its 56.25% portion of the $247 million sale price reduced by a dividend adjustment of $17 million payable to PTMDB under the sale agreement. The 2009 Share Transfer will also result in a pre-tax gain of approximately $50 million that will be carried as an increase to equity on the Company’s consolidated balance sheet.

In conjunction with the closing of the 2009 Share Transfer, the Company, NTMC and PTMDB entered into a mine operating agreement, pursuant to which the Company and Sumitomo continue to retain the right to apply the Company’s operational, technical, financial and related standards and practices to the operation and management of the Batu Hijau mine for so long as their combined interest is greater than PTMDB’s interest.

With the close of the 2009 Share Transfer, the Company’s ownership in the Batu Hijau mine‘s proven and probable equity reserves has been reduced from 52.44% to 48.50%, which consists of the 17% effective economic interest obtained as collateral for the previously reported loan transaction with PT Pukuafu Indah and Newmont’s direct holding of 31.5%. The resulting net effect on the Company’s 2010 operating guidance is a decrease of production by approximately 25,000 equity ounces of gold and 20 million equity pounds of copper.

Pursuant to the PTNNT Contract of Work, an additional 7% of PTNNT’s shares will be offered for sale by Newmont and NTMC by March 31, 2010, after which the divestiture obligation will be complete.

A copy of the Company’s news release is attached hereto as Exhibit 99.1.

Cautionary Statement:

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements may include, without limitation, statements regarding future share transfers, events resulting from changes in ownership of PTNNT, future control of mining decisions at Batu Hijau, operating guidance and future gold production and copper production. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in are grade or recovery rates from those assumed in mining plans, political and operational risks, and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company’s 2009 Annual Report on Form 10-K, filed on February 25, 2010, with the Securities and Exchange Commission, as welt as the Company’s other SEC filings. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

ITEM 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	News Release dated March 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By: /s/ Jeffrey K. Reeser
Name: Jeffrey K. Reeser
Title: Vice President and Secretary

Dated: March 17, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release dated March 17, 2010